As filed with the Securities and Exchange Commission on September 16, 2010
Registration No. 333-
Registration No. 333-          -01
Registration No. 333-          -02
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Weatherford International Ltd.
(Exact name of registrant as specified in its charter)

Switzerland
(State or other jurisdiction of incorporation or organization)

98-0606750
(I.R.S. Employer Identification Number)

4-6 Rue Jean-Francois Bartholoni, 1204 Geneva, Switzerland
41.22.816.1500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Weatherford International Ltd.	Weatherford International, Inc.
(Exact name of co-registrant as specified in its charter)	(Exact name of co-registrant as specified in its charter)

Bermuda	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

98-0371344	33-0430755
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

515 Post Oak Boulevard, Houston, Texas 77027	515 Post Oak Boulevard, Houston, Texas 77027
(713) 693-4000	(713) 693-4000
(Address, including zip code, and telephone number,	(Address, including zip code, and telephone number,
including area code, of co-registrant’s principal executive offices)	including area code, of co-registrant’s principal executive offices)

Joseph C. Henry
Weatherford International Ltd.
Vice President, Co-General Counsel and Secretary
515 Post Oak Boulevard
Houston, Texas 77027
(713) 693-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Jonathan B. Newton
William D. Davis II
Baker & McKenzie LLP
Pennzoil Place, South Tower
711 Louisiana, Suite 3400
Houston, Texas 77002
(713) 427-5000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Amount to be Registered/
Title of Each Class of	Proposed Maximum Offering Price per Unit/
Securities to be Registered	Proposed Maximum Aggregate Offering Price/Amount of Registration Fee(1)
Debt Securities of Weatherford International Ltd. (“Weatherford Bermuda”)
Guarantees of Weatherford International Ltd. (“Weatherford Switzerland”)(2)
Guarantees of Weatherford International, Inc. (“Weatherford Delaware”)(2)

(1)	An indeterminate initial offering price, principal amount or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are being registered that are issued in exchange for, or upon conversion or exercise of, the debt securities being registered hereunder. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.

(2)	Weatherford Switzerland and Weatherford Delaware may guarantee on an unsecured basis the debt securities of Weatherford Bermuda. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantees of the debt securities being registered.

PROSPECTUS

Weatherford International Ltd.
(a Bermuda exempted company)

Debt Securities

Weatherford International Ltd. (a Swiss joint-stock corporation)	Weatherford International, Inc. (a Delaware corporation)
Guarantees of Debt Securities	Guarantees of Debt Securities

Weatherford International Ltd., a Bermuda exempted company (“Weatherford Bermuda”), may offer and sell from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering, non-convertible senior unsecured debt securities. The debt securities may be guaranteed by Weatherford International Ltd., a Swiss joint-stock corporation (“Weatherford Switzerland”), and Weatherford International, Inc., a Delaware corporation (“Weatherford Delaware”). We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you make your investment decision. This prospectus may not be used to consummate sales of securities of Weatherford Bermuda, Weatherford Switzerland or Weatherford Delaware, unless it is accompanied by a prospectus supplement.

The registered shares of Weatherford Switzerland are listed for trading on the New York Stock Exchange under the symbol “WFT.”

Investing in our securities involves risk. You should carefully review the risks and uncertainties described under the headings “Forward-Looking Statements” beginning on page iii and “Risk Factors” beginning on page 1 herein and in the applicable prospectus supplement and any related free writing prospectus and under similar headings in the other documents incorporated by reference into this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 16, 2010.

Page

ABOUT THIS PROSPECTUS	i
ABOUT US	i
WHERE YOU CAN FIND MORE INFORMATION	ii
FORWARD-LOOKING STATEMENTS	iii
RISK FACTORS	1
USE OF PROCEEDS	1
RATIO OF EARNINGS TO FIXED CHARGES	1
DESCRIPTION OF DEBT SECURITIES	1
PLAN OF DISTRIBUTION	8
LEGAL MATTERS	8
EXPERTS	8
EX-4.3
EX-5.1
EX-5.2
EX-5.3
EX-12.1
EX-23.4
EX-25.1

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, which we refer to as the “SEC,” under the U.S. Securities Act of 1933, as amended, which we refer to as the “Securities Act,” using a “shelf” registration process. Under this shelf registration process, we may, over time, offer and sell an indeterminate amount of the debt securities and the guarantees described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer, which is not meant to be a complete description of the debt securities and the guarantees. Each time we offer securities, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the debt securities and the specific terms of the guarantees offered. A prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. We urge you to read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” below. You should rely only on the information incorporated by reference or provided in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer to sell in any jurisdiction in which the offer is not permitted.

You should not assume that the information in the prospectus, any prospectus supplement, any related free writing prospectus and any document incorporated by reference is accurate as of any date other than the dates of those documents. Neither the delivery of this prospectus or any applicable prospectus supplement or other offering material (including any free writing prospectus) nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or other offering material or in our affairs since the date of this prospectus or any applicable prospectus supplement or other offering material.

Unless the context requires otherwise or unless otherwise noted, as used in this prospectus or any prospectus supplement:

•	“Weatherford Bermuda” and the “issuer” refers to Weatherford International Ltd., a Bermuda exempted company and wholly owned, indirect subsidiary of Weatherford Switzerland.

•	“Weatherford Switzerland” and the “company,” “we,” “us” or “our” refers to Weatherford International Ltd., a Swiss joint-stock corporation, and its subsidiaries (including Weatherford Bermuda and Weatherford Delaware), on a consolidated basis.

•	“Weatherford Delaware” refers to Weatherford International, Inc., a Delaware corporation and wholly owned, indirect subsidiary of Weatherford Switzerland.

Consent under the Exchange Control Act of 1972 (and its related regulations) has been granted by the Bermuda Monetary Authority for the issue and transfer of securities of Bermuda companies (other than Equity Securities) to and between non-residents of Bermuda for exchange control purposes. This prospectus may be filed with the Registrar of Companies in accordance with Bermuda law. In granting such consent and in accepting this prospectus for filing, neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

ABOUT US

We are one of the world’s leading providers of equipment and services used in the drilling, evaluation, completion, production and intervention of oil and natural gas wells. We operate in over 100 countries and have manufacturing facilities and sales, service and distribution locations in nearly all of the oil and natural gas producing regions in the world.

Weatherford Switzerland is incorporated in Switzerland and is the ultimate parent company of the Weatherford group. Each of Weatherford Bermuda and Weatherford Delaware is an indirect, wholly owned

i

subsidiary of Weatherford Switzerland. Weatherford Switzerland currently conducts all of its operations through its subsidiaries, including Weatherford Bermuda and Weatherford Delaware.

Our principal executive offices are located at 4-6 Rue Jean-Francois Bartholoni, 1204 Geneva, Switzerland and our telephone number at that location is 41.22.816.1500.

WHERE YOU CAN FIND MORE INFORMATION

Each time that we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with the applicable prospectus supplement, will include or refer you to all material information relating to each offering.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s Web site at http://www.sec.gov and at our Web site at http://www.weatherford.com. Information on our Web site is not incorporated by reference in this prospectus. You may also access, read and copy at prescribed rates any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. In addition, our SEC filings may be read and copied at the New York Stock Exchange at 11 Wall Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information that we file with the SEC into this prospectus, which means that we can disclose important information to you by referring you to other documents we have filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents:

•	our annual report on Form 10-K for the year ended December 31, 2009, as amended;

•	our quarterly reports on Form 10-Q for the three months ended March 31, 2010 and June 30, 2010, as amended; and

•	our current reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on March 23, 2010, March 31, 2010, April 9, 2010, April 13, 2010, May 13, 2010, May 24, 2010, June 23, 2010, June 28, 2010 and September 15, 2010.

In addition, all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” (other than information furnished rather than filed), shall be deemed to be incorporated by reference in and made a part of this prospectus from the date of filing such documents and reports. In no event, however, will any of the information that we disclose under Item 2.02 or Item 7.01 of any current report on Form 8-K that we may from time to time file with the SEC be incorporated by reference into, or otherwise be included in, this prospectus.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at our U.S. Investor Relations Department at the following address or calling the following number:

Weatherford International Ltd.
Attention: Investor Relations
515 Post Oak Boulevard
Houston, Texas 77027
(713) 693-4000

FORWARD-LOOKING STATEMENTS

This prospectus includes, and any accompanying prospectus supplement may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this prospectus are forward-looking statements. Forward-looking statements may be found in this prospectus regarding the financial position, business strategy, possible or assumed future results of operations, and other plans and objectives for our future operations. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “plan,” “may,” “should,” “will likely result” and similar expressions are forward-looking statements.

From time to time, we update the various factors we consider in making our forward-looking statements and the assumptions we use in those statements. However, we undertake no obligation to publicly update or revise any forward-looking events or circumstances that may arise after the date of this prospectus, except as required by applicable law. The following sets forth the various assumptions we use in our forward-looking statements, as well as risks and uncertainties relating to those statements. Certain of the risks and uncertainties may cause actual results to be materially different from projected results contained in forward-looking statements in this prospectus and in our other disclosures. These risks and uncertainties include, but are not limited to, the following:

•	Global political, economic and market conditions could affect projected results. Our operating results and the forward-looking information we provide are based on our current assumptions about oil and natural gas supply and demand, oil and natural gas prices, rig count and other market trends. Our assumptions on these matters are in turn based on currently available information, which is subject to change. The oil and natural gas industry is extremely volatile and subject to change based on political and economic factors outside our control. Worldwide drilling activity, as measured by average worldwide rig counts, increased in each year from 2002 to 2008. However, activity began declining in the fourth quarter of 2008, particularly in North America. The weakened global economic climate has resulted in lower demand and lower prices for oil and natural gas, which has reduced drilling and production activity, which in turn resulted in lower than expected revenues and income in 2009 and the first half of 2010 and may affect our future revenues and income. Our projections assume that the decline in North America rig activity reached its trough during 2009. Worldwide drilling activity and global demand for oil and natural gas may also be affected by changes in governmental policies and debt loads, laws and regulations related to environmental or energy security matters, including those addressing alternative energy sources and the risks of global climate change. We have assumed global demand will continue to be down in 2010 and thereafter compared to 2008 and only slightly up compared to 2009. In 2010, worldwide demand may be significantly weaker than we have assumed.

•	We may be unable to recognize our expected revenues from current and future contracts. Our customers, many of whom are national oil companies, often have significant bargaining leverage over us and may elect to cancel or revoke contracts, not renew contracts, modify the scope of contracts or delay contracts, in some cases preventing us from realizing expected revenues and/or profits. Our projections assume that our customers will honor the contracts we have been awarded and that those contracts and the business that we believe is otherwise substantially firm will result in anticipated revenues in the periods for which they are scheduled.

•	Currency fluctuations could have a material adverse financial impact on our business. A material change in currency rates in our markets, such as the devaluation of the Venezuelan Bolivar experienced during the first quarter of 2010, could affect our future results as well as affect the carrying values of our assets. World currencies have been subject to much volatility. In addition, due to the volatility we may be unable to enter into foreign currency contracts at a reasonable cost. As we are not able to predict changes in currency valuations, our forward-looking statements assume no material impact from future changes in currency exchange rates.

•	Our ability to manage our workforce could affect our projected results. In a climate of decreasing demand, we are faced with managing our workforce levels to control costs without impairing our ability to provide service to our customers. Our forward-looking statements assume we will be able to do so.

•	Increases in the prices and availability of our raw materials could affect our results of operations. We use large amounts of raw materials for manufacturing our products and some of our fixed assets. The price of these raw materials has a significant impact on our cost of producing products for sale or producing fixed assets used in our business. We have assumed that the prices of our raw materials will remain within a manageable range and will be readily available. If we are unable to obtain necessary raw materials or if we are unable to minimize the impact of increased raw material costs or to realize the benefit of cost decreases in a timely fashion through our supply chain initiatives or pricing, our margins and results of operations could be adversely affected.

•	Our ability to manage our supply chain and business processes could affect our projected results. We have undertaken efforts to improve our supply chain, invoicing and collection processes and procedures. These undertakings include costs, which we expect will result in long-term benefits of our business processes. Our forward-looking statements assume we will realize the benefits of these efforts.

•	Our long-term growth depends upon technological innovation and commercialization. Our ability to deliver our long-term growth strategy depends in part on the commercialization of new technology. A central aspect of our growth strategy is to improve our products and services through innovation, to obtain technologically advanced products through internal research and development and/or acquisitions, to protect proprietary technology from unauthorized use and to expand the markets for new technology by leveraging our worldwide infrastructure. The key to our success will be our ability to commercialize the technology that we have acquired and demonstrate the enhanced value our technology brings to our customers’ operations. Our major technological advances include, but are not limited to, those related to controlled pressure drilling and testing systems, expandable solid tubulars, expandable sand screens and intelligent well completion. Our forward-looking statements have assumed successful commercialization of, and above-average growth from, these new products and services, as well as legal protection of our intellectual property rights.

•	Nonrealization of expected benefits from our redomestication could affect our projected results. We operate through our various subsidiaries in numerous countries throughout the world including the United States. During the first quarter of 2009, we completed a transaction in which our former parent Bermuda company became a wholly owned subsidiary of Weatherford International Ltd., a Swiss joint-stock corporation, and holders of common shares of the Bermuda company received one registered share of the Swiss company in exchange for each common share that they held. Consequently, we are or may become subject to changes in tax laws, treaties or regulations or the interpretation or enforcement thereof in the U.S., Bermuda, Switzerland or any other jurisdictions in which we or any of our subsidiaries operates or is resident. Our income tax expense is based upon our interpretation of the tax laws in effect in various countries at the time that the expense was incurred. If the U.S. Internal Revenue Service or other taxing authorities do not agree with our assessment of the effects of such laws, treaties and regulations, this could have a material adverse effect on us including the imposition of a higher effective tax rate on our worldwide earnings or a reclassification of the tax impact of our significant corporate restructuring transactions.

•	Nonrealization of expected benefits from our acquisitions could affect our projected results. We expect to gain certain business, financial and strategic advantages as a result of business acquisitions we undertake, including synergies and operating efficiencies. Our forward-looking statements assume that we will successfully integrate our business acquisitions and realize the benefits of those acquisitions.

•	The downturn in our industry could affect the carrying value of our goodwill. As of June 30, 2010, we had approximately $4.1 billion of goodwill. Our estimates of the value of our goodwill could be reduced in the future as a result of various factors, including market factors, some of which are beyond our control. Our forward-looking statements do not assume any future goodwill impairment. Any reduction in the fair value of our businesses may result in an impairment charge and therefore adversely affect our results.

•	Adverse weather conditions in certain regions could adversely affect our operations. In the summers of 2005 and 2008, the Gulf of Mexico suffered several significant hurricanes. These hurricanes and associated hurricane threats reduced the number of days on which we and our customers could operate, which resulted in lower revenues than we otherwise would have achieved. In parts of 2006, and particularly in the second quarters of 2007 and 2008, climatic conditions in Canada were not as favorable to drilling as we anticipated, which limited our potential results in that region. Similarly, unfavorable weather in Russia, China, Mexico and in the North Sea could reduce our operations and revenues from those areas during the relevant period. Our forward-looking statements assume weather patterns in our primary areas of operations will be conducive to our operations.

•	U.S. Government and internal investigations could affect our results of operations. We are currently involved in government and internal investigations involving various of our operations. We have begun negotiations with the government agencies to resolve these matters, but we cannot yet anticipate the timing, outcome or possible impact of the ultimate resolution of these investigations, financial or otherwise. The government agencies involved in these investigations have a broad range of civil and criminal penalties they may seek to impose against corporations and individuals for violations of trade sanction laws, the Foreign Corrupt Practices Act and other federal statutes including, but not limited to, injunctive relief, disgorgement, fines, penalties and modifications to business practices and compliance programs. In recent years, these agencies and authorities have entered into agreements with, and obtained a range of penalties against, several public corporations and individuals in similar investigations, under which civil and criminal penalties were imposed, including in some cases fines and other penalties and sanctions in the tens and hundreds of millions of dollars. These agencies likely will seek to impose penalties of some amount against us for past conduct, but the ultimate amount of any penalties we may pay cannot be reasonably estimated currently. Under trade sanction laws, the U.S. Department of Justice may also seek to impose modifications to business practices, including immediate cessation of all business activities in specific countries or other limitations that decrease our business, and modifications to compliance programs, which may increase compliance costs. Any injunctive relief, disgorgement, fines, penalties, sanctions or imposed modifications to business practices resulting from these investigations could adversely affect our results of operations. Through June 30, 2010, we have incurred $53 million for costs in connection with our exit from certain sanctioned countries and incurred $108 million for legal and professional fees in connection with complying with and conducting these ongoing investigations. This amount excludes the costs we have incurred to augment and improve our compliance function. We may have additional charges related to these matters in future periods, which costs may include labor claims, contractual claims, penalties assessed by customers, and costs, fines, taxes and penalties assessed by the local governments, but we cannot quantify those charges or be certain of the timing of them.

•	Failure in the future to ensure ongoing compliance with certain laws could affect our results of operations. In 2009, we substantially augmented our compliance infrastructure with increased staff and more rigorous policies, procedures and training of our employees regarding compliance with applicable anti-corruption laws, trade sanctions laws and import/export laws. As part of this effort, we now undertake audits of our compliance performance in various countries. Our forward-looking statements assume that our compliance efforts will be successful and that we will comply with our internal policies and applicable laws regarding these issues. Our failure to do so could result in additional enforcement action in the future, the results of which could be material and adverse to us.

•	Political disturbances, war, or terrorist attacks and changes in global trade policies could adversely impact our operations. We operate in over 100 countries, and as such are at risk of various types of political activities, including acts of insurrections, war, terrorism, nationalization of assets and changes in trade policies. We have assumed there will be no material political disturbances or terrorist attacks and there will be no material changes in global trade policies that affect our business. Any further

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military action undertaken by the U.S. or other countries or political disturbances in the countries in which we conduct business could adversely affect our results of operations.

•	Current turmoil in the credit markets may reduce our access to capital or reduce the availability of financial risk-mitigation tools. The worldwide credit markets have experienced turmoil and uncertainty since mid-2008. Our forward-looking statements assume that the financial institutions that have committed to extend us credit will honor their commitments under our credit facilities. If one or more of those institutions becomes unwilling or unable to honor its commitments, our access to liquidity could be impaired and our cost of capital to fund growth could increase. We use interest-rate and foreign-exchange swap transactions with financial institutions to mitigate certain interest-rate and foreign-exchange risks associated with our capital structure and our business. Our forward-looking statements assume that those tools will continue to be available to us at prices we deem reasonable. However, the failure of any counter party to honor a swap agreement could reduce the availability of these financial risk-mitigation tools or could result in the loss of expected financial benefits. Our forward-looking statements assume that we will operate with lower capital expenditures in 2010 than in 2009. However, as the business climate changes and if attractive opportunities for organic or acquisitive growth become available, we may spend capital selectively above the amounts we have budgeted.

Finally, our future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in our other filings with the SEC under the Exchange Act and the Securities Act. For additional information with respect to these factors, see “Where You Can Find More Information” above.

RISK FACTORS

Investing in our securities involves risk. There are important factors that could cause our actual results, level of activity or performance to differ materially from our past results of operations or from the results, level of activity or performance implied by the forward-looking statements contained in this prospectus or in any prospectus supplement. In particular, you should carefully consider the risk factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2010, which are incorporated by reference into this prospectus. Other sections of this prospectus, any prospectus supplement and the documents incorporated by reference, such as “Forward-Looking Statements,” may include additional factors which could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for us to predict all risk factors, nor can we assess the impact of all risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. These risks could materially and adversely affect our business, financial condition or operating results and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, we will use the net proceeds received by us from the sale of the securities offered by this prospectus to finance acquisitions, refinance certain existing indebtedness and for general corporate purposes. We may invest funds not required immediately for such purposes in marketable securities and short-term investments.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	Six Months
	Ended	Year Ended December 31,
	June 30, 2010	2009	2008	2007	2006	2005

Ratio of earnings to fixed charges:	0.74x(1)	1.55x	5.79x	7.22x	9.70x	6.84x

(1)	For the six months ended June 30, 2010, earnings were insufficient to cover fixed charges by $62.2 million

For purposes of computing the ratio of earnings to fixed charges, earnings are divided by fixed charges. “Earnings” represent the aggregate of (a) our earnings (loss) before income taxes, minority interest, discontinued operations and equity in earnings of unconsolidated investees and (b) fixed charges, net of interest capitalized plus (c) distributed income from equity investments. “Fixed charges” represent interest (whether expensed or capitalized), the amortization of capitalized debt costs and original issue discount and that portion of rental expense on operating leases deemed to be the equivalent of interest.

DESCRIPTION OF DEBT SECURITIES

Any debt securities we offer under a prospectus supplement will be the direct senior unsecured general obligations of Weatherford Bermuda. The debt securities will be issued under the Indenture dated October 1, 2003 among Weatherford Bermuda, Weatherford Delaware and Deutsche Bank Trust Company Americas, as trustee, as supplemented by the Third Supplemental Indenture dated February 26, 2009 among Weatherford Bermuda, Weatherford Switzerland, Weatherford Delaware and Deutsche Bank Trust Company Americas, as trustee, which are filed as exhibits to, and incorporated by reference into, the registration statement, of which this prospectus is a part.

We have summarized selected provisions of the indenture below. The following summary is a description of the material provisions of the indenture. It does not restate the agreement in its entirety. We urge you to read the indenture because it, and not this description, defines the rights of holders of debt securities.

In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to “we,” “us” or “our” mean Weatherford Bermuda, all references to “Weatherford Bermuda” mean Weatherford Bermuda only, all references to “Weatherford Switzerland” mean Weatherford Switzerland only and all references to “Weatherford Delaware” mean Weatherford Delaware only.

General

The debt securities will be Weatherford Bermuda’s direct, unsecured obligations. The senior debt securities will rank equally with all of our other senior unsecured and unsubordinated debt.

We conduct a substantial part of our operations through our subsidiaries. To the extent of such operations, holders of debt securities will have a position junior to the prior claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities and guarantee holders, and any preference shareholders, except to the extent that we may ourself be a creditor with recognized claims against any subsidiary. Our ability to pay the principal, premium, if any, and interest on any debt securities is, to a large extent, dependent upon the payment to us of dividends, debt principal and interest or other charges by our subsidiaries.

A prospectus supplement and an officer’s certificate relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title and type of the debt securities;

•	the total principal amount of the debt securities;

•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

•	the dates on which the principal of the debt securities will be payable;

•	the interest rate which the debt securities will bear and the interest payment dates for the debt securities;

•	any conversion or exchange features;

•	any optional redemption periods;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

•	any provisions granting special rights to holders when a specified event occurs;

•	any changes to or additional events of default or covenants;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered; and

•	any other terms of the debt securities.

The indenture does not limit the amount of debt securities that may be issued. The indenture allows debt securities to be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.

Debt securities of a series may be issued in registered, coupon or global form.

Guarantee by Weatherford Switzerland

If the applicable prospectus supplement relating to a series of our senior debt securities provides that those senior debt securities will have the benefit of a guarantee by Weatherford Switzerland, payment of the principal, premium, if any, and interest on those senior debt securities will be unconditionally guaranteed on an unsecured, unsubordinated basis by Weatherford Switzerland. The guarantee of senior debt securities will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of Weatherford

Switzerland. Weatherford Switzerland’s guarantees will be effectively subordinated to all existing and future obligations of Weatherford Switzerland’s subsidiaries.

The obligations of Weatherford Switzerland under any such guarantee will be limited to the extent possible under applicable law to prevent the guarantee from constituting a fraudulent conveyance, fraudulent preference or fraudulent transfer.

Guarantee by Weatherford Delaware

If the applicable prospectus supplement relating to a series of our senior debt securities provides that those senior debt securities will have the benefit of a guarantee by Weatherford Delaware, payment of the principal, premium, if any, and interest on those senior debt securities will be unconditionally guaranteed on an unsecured, unsubordinated basis by Weatherford Delaware. The guarantee of senior debt securities will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of Weatherford Delaware. The guarantee will be released and discharged at such time as Weatherford Delaware has no outstanding debt.

The obligations of Weatherford Delaware under any such guarantee will be limited to the extent possible under applicable law to prevent the guarantee from constituting a fraudulent conveyance, fraudulent preference or fraudulent transfer.

Denominations

Unless otherwise specified in the applicable prospectus supplement relating to a series of our senior debt securities, the securities issued in registered form will be issued in denominations of $1,000 each or multiples thereof.

Mergers and Sale of Assets

The indenture provides that we may not consolidate or amalgamate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless:

•	the successor or resulting person assumes all of our obligations under the indenture; and

•	we or the successor or resulting person will not immediately be in default under the indenture.

Upon the assumption of our obligations by a successor or resulting person, subject to certain exceptions, we will be discharged from all obligations under the indenture.

Modification of Indenture

The indenture provides that our rights and obligations and the rights of the holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, will be effective against any holder without its consent.

Events of Default

“Event of default,” when used in the indenture, means any of the following:

•	failure to pay the principal of or any premium on any debt security when due;

•	failure to deposit any sinking fund payment when due;

•	failure to pay interest on any debt security for 30 days;

•	failure to perform any other covenant in the indenture that continues for 90 days after being given written notice;

•	certain events in bankruptcy, insolvency or reorganization of us; or

•	any other event of default included in the indenture or officers’ certificate.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the holders.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a specified percentage of the aggregate principal amount of the debt securities of that series can void the declaration.

Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnification. If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

Covenants

Under the indenture, we have agreed to:

•	pay the principal of, interest and any premium on, the debt securities when due;

•	maintain a place of payment;

•	deliver a report to the trustee at the end of each fiscal year reviewing our obligations under the indenture; and

•	deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

We have also agreed to the following covenants relating to limitations on liens and restrictions on sale-and-leaseback transactions.

Limitation on Liens

The indenture provides that we will not, nor will we permit any subsidiary to, create, assume, incur or suffer to exist any lien upon any principal property, whether owned or leased on the date of the indenture or thereafter acquired, to secure any of our debt or any other person (other than the debt securities issued under the indenture), without causing all of the debt securities outstanding under the indenture to be secured equally and ratably with, or prior to, the new debt so long as new debt is secured. This restriction does not prohibit us from creating the following:

•	certain liens existing, or provided for under the terms of existing agreements, on the date that any debt securities are issued under the indenture;

•	liens on current assets to secure current liabilities;

•	certain liens that are created within one year after acquisition, completion and/or commencement of commercial operation on property acquired, constructed, altered or improved by us or any of our subsidiaries;

•	certain preexisting liens on any property acquired and liens on property of a subsidiary existing at the time it became our subsidiary;

•	liens in favor of us or our subsidiaries;

•	certain liens in favor of governmental bodies to secure progress, advance or other payments;

•	liens on any property securing indebtedness incurred for the purpose of financing the purchase price or the cost of constructing, installing or improving the property;

•	liens on any property securing indebtedness issued or guaranteed by governmental bodies; and

•	any extension, renewal or replacement of the foregoing.

Notwithstanding the foregoing, under the indenture we may, and may permit any subsidiary to, issue, assume or guarantee secured indebtedness which would otherwise be subject to the foregoing restrictions, in an aggregate amount which, with all other such secured indebtedness, does not exceed 15% of our consolidated net worth. For purposes of this paragraph, “consolidated net worth” means the amount of total shareholders’ equity shown in Weatherford Bermuda’s most recent consolidated statement of financial position.

Sale-and-Leaseback Transactions

The indenture provides that we will not, and we will not permit any of our subsidiaries to, enter into any sale-and-leaseback transaction unless:

•	at the time of entering into such sale-and-leaseback transaction, we or our subsidiary would be entitled under the indenture to mortgage the property under the indenture for an amount equal to the proceeds of the sale-and-leaseback transaction without equally and ratably securing the notes in compliance with the exceptions to the liens covenant in the indenture;

•	within a period commencing six months prior to the consummation of the sale-and-leaseback transaction and ending six months after the consummation of such transaction, we or our subsidiary expend an amount equal to all or a portion of the net proceeds of such sale-and-leaseback transaction for property used or to be used in the ordinary course of our or our subsidiaries’ businesses, and we have elected to designate that amount as a credit against such sale-and-leaseback transaction, with any such amount not so designated to be applied as set forth in the next paragraph; or

•	during the 12-month period after the effective date of the sale-and-leaseback transaction, we apply to the retirement of the notes or any of our pari passu indebtedness:

(a)	an amount equal to the proceeds of the property sold in the sale-and-leaseback transaction, which shall not be less than the fair value of such property at the time of entering into such sale-and-leaseback transaction, less

(b)	an amount equal to the principal amount of the notes and pari passu indebtedness retired by us within that 12-month period and not designated as a credit against any other sale-and-leaseback transaction by us or any of our subsidiaries during that period.

Payment and Transfer

Principal, interest and any premium on fully registered securities will be paid at designated places. Payment will be made by check and mailed to the persons in whose names the debt securities are registered on days specified in the indenture or any prospectus supplement. Debt securities payments in other forms will be paid at a place designated by us and specified in a prospectus supplement.

Fully registered securities may be transferred or exchanged at the corporation trust office of the trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that we will deposit with a depositary identified in the applicable prospectus supplement. Unless and until it is exchanged in whole or in part for the individual debt securities that it represents, a global security may not be transferred except as a whole:

•	by the applicable depositary to a nominee of the depositary;

•	by any nominee to the depositary itself or another nominee; or

•	by the depositary or any nominee to a successor depositary or any nominee of the successor.

We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.

When we issue a global security in registered form, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with the depositary (“participants”). Those accounts will be designated by the dealers, underwriters or agents with respect to the underlying debt securities or by us if those debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. For interests of participants, ownership of beneficial interests in the global security will be shown on records maintained by the applicable depositary or its nominee. For interests of persons other than participants, that ownership information will be shown on the records of participants. Transfer of that ownership will be effected only through those records. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair our ability to transfer beneficial interests in a global security.

As long as the depositary for a global security, or its nominee, is the registered owner of that global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security:

•	will not be entitled to have any of the underlying debt securities registered in their names;

•	will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

•	will not be considered the owners or holders under the indenture relating to those debt securities.

Payments of principal of, any premium on and any interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing such debt securities. Neither we, the trustee for the debt securities, any paying agent nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial interests in the global security.

We expect that the depositary or its nominee, upon receipt of any payment of principal, any premium or interest relating to a global security representing any series of debt securities, will immediately credit participants’ accounts with the payments. Those payments will be credited in amounts proportional to the respective beneficial interests of the participants in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices. This is now the case with securities held for the accounts of customers registered in “street name.” Those payments will be the sole responsibility of those participants.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities of that series in exchange for the global security or securities representing that series. In addition, we may at any time in our sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, we will issue individual debt securities of that series in exchange for the global security or securities. Furthermore, if we specify, an owner of a beneficial interest in a global security may, on terms acceptable to us, the trustee and the applicable depositary, receive individual debt securities of that series in exchange for those beneficial interests. The foregoing is subject to any limitations described in the applicable prospectus supplement. In any such instance, the owner of the beneficial interest will be entitled to physical delivery of individual debt securities equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Those individual debt securities will be issued in any authorized denominations.

Defeasance

We may choose to either discharge our obligations on the debt securities of any series in a legal defeasance, or to be released from covenant restrictions on the debt securities of any series in a covenant defeasance. We may do so at any time on the 91st day after we deposit with the applicable trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due on the stated maturity date or a redemption date of the debt securities of the series. If we choose the legal defeasance option, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for certain obligations, including obligations to register the transfer or exchange of debt securities, to replace lost, stolen or mutilated debt securities, to pay principal and interest on the original stated due dates and certain other obligations set forth in the indenture.

We may discharge our obligations under the indenture or be released from covenant restrictions only if we meet certain requirements. Among other things, we must deliver to the trustee an opinion of our legal counsel to the effect that holders of the series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, this opinion must be based on either a ruling received from or published by the Internal Revenue Service or a change in United States federal income tax law since the date of the indenture. We may not have a default on the debt securities discharged on the date of deposit.

Governing Law

The indenture is, and the debt securities will be, governed by and construed in accordance with the laws of the State of New York.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register for such debt securities.

No Personal Liability of Officers, Directors, Employees or Shareholders

No director, officer, employee or shareholder, as such, of ours or any of our affiliates shall have any personal liability in respect of our obligations under the indenture or the debt securities by reason of his, her or its status as such.

Information Concerning the Trustee

A banking or financial institution will be the trustee under the indenture. A successor trustee may be appointed in accordance with the terms of the indenture.

The indenture and the provisions of the Trust Indenture Act incorporated by reference therein, will contain certain limitations on the rights of the trustee, should it become a creditor of us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (within the meaning of the Trust Indenture Act), it must eliminate such conflicting interest or resign.

PLAN OF DISTRIBUTION

We will set forth in the applicable prospectus supplement a description of the plan of distribution of the securities that may be offered pursuant to this prospectus.

LEGAL MATTERS

Certain U.S. legal matters in connection with the securities will be passed upon for us by Baker & McKenzie LLP. Certain Bermuda legal matters in connection with the securities will be passed upon for us by our special Bermuda counsel, Conyers Dill & Pearman Limited. Certain Swiss legal matters in connection with the securities will be passed upon for us by our special Swiss counsel, Baker & McKenzie Geneva. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements of Weatherford International Ltd. and subsidiaries included in Weatherford International Ltd.’s Annual Report (Form 10-K) for the year ended December 31, 2009 (including the schedule appearing therein), and the effectiveness of Weatherford International Ltd.’s internal control over financial reporting as of December 31, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Interests of Named Experts and Counsel

Certain Bermuda legal matters in connection with the debt securities we may issue under a prospectus supplement will be passed upon for Weatherford Bermuda by its special Bermuda counsel, Conyers Dill & Pearman Limited. An employee of that firm’s affiliated company, Codan Services Limited, is Weatherford Bermuda’s secretary.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the best estimate of the Registrant as to its anticipated expenses and costs (other than underwriting discounts and commissions) expected to be incurred in connection with a distribution of securities registered hereby:

SEC registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Rating agency fees		**
Trustee fees and expenses		**
Printing expenses		**
Miscellaneous		**

Total	$	**

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

**	These fees are calculated based upon the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Weatherford International Ltd. (“Weatherford Bermuda”) is a Bermuda exempted company. Section 98 of the Companies Act 1981 of Bermuda, as amended (the “Companies Act”), provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law otherwise would be imposed on them in respect to any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act. A company may advance monies to a director, officer or auditor for the costs, charges and expenses incurred by them in defending any civil or criminal proceedings against them, on condition that the director, officer or auditor shall repay the advance if any allegation of fraud or dishonesty is proved against them.

Weatherford Bermuda has adopted provisions in its bye-laws that provide that Weatherford Bermuda shall indemnify its officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Weatherford Bermuda’s bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer.

Furthermore, Weatherford Bermuda has entered into indemnification agreements with certain of its current and former directors and executive officers. The indemnification agreements require Weatherford Bermuda to indemnify its officers and directors, except for liability in respect of their fraud or dishonesty, against expenses (including attorneys’ fees and disbursements), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative and whether formal or informal. The indemnification agreements also provide that Weatherford Bermuda must pay all reasonable expenses incurred in advance of a final disposition.

Section 98A of the Companies Act permits Weatherford Bermuda to purchase and maintain insurance for the benefit of any of its officers or directors in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty, or breach of trust, whether or not Weatherford Bermuda may otherwise indemnify such officer or director. Weatherford Bermuda has purchased and maintains a directors’ and officers’ liability policy for such purposes.

Weatherford International, Inc. (“Weatherford Delaware”) is a Delaware corporation. Under Delaware law, a corporation may include provisions in its certificate of incorporation that will eliminate or limit its directors of personal liability for monetary damages for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the director’s duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval of an improper payment of a dividend or an improper purchase by the corporation of stock or redemption or any transaction from which the director derived an improper personal benefit.

Section 145 of the Delaware General Corporation Law grants to Weatherford Delaware the power to indemnify each officer and director of Weatherford Delaware against liabilities and expenses incurred by reason of the fact that he is or was an officer or director of Weatherford Delaware if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Weatherford Delaware and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The amended and restated by-laws of Weatherford Delaware provide for indemnification of each officer and director of Weatherford Delaware to the fullest extent permitted by Delaware law.

Furthermore, Weatherford Delaware has entered into indemnification agreements with certain of its directors and executive officers. The indemnification agreements require Weatherford Delaware to indemnify its officers and directors to the fullest extent permitted by applicable law against expenses (including attorneys’ fees and disbursements), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative in nature if they acted in good faith or in a manner they reasonably believed to be in or not opposed to the best interests of Weatherford Delaware and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In an action brought by or in the right of Weatherford Delaware, as opposed to an action brought by a third party, no such indemnification shall be made in respect of any claim, issue or matter as to which applicable law expressly prohibits such indemnification by reason of an adjudication of liability of Indemnitee to the Company (unless a court of competent jurisdiction determines otherwise). The indemnification agreements also provide that Weatherford Delaware must pay all reasonable expenses incurred in advance of a final disposition.

Section 145 of the Delaware General Corporation Law also empowers Weatherford Delaware to purchase and maintain insurance on behalf of any person who is or was an officer or director of Weatherford Delaware against liability asserted against or incurred by him in any such capacity, whether or not Weatherford Delaware would have the power to indemnify such officer or director against such liability under the provisions of Section 145. Weatherford Delaware has purchased and maintains a directors’ and officers’ liability policy for such purposes.

Weatherford International Ltd. (“Weatherford Switzerland”) is a Swiss joint-stock corporation. Weatherford Switzerland believes, based on the interpretation of leading Swiss legal scholars, which is a persuasive authority in Switzerland, that under Swiss law Weatherford Switzerland may indemnify its directors and officers unless the indemnification results from a breach of their duties that constitutes gross negligence or intentional breach of duty of the director or officer concerned. Weatherford Switzerland’s articles of association make indemnification of directors and officers and advancement of expenses to defend claims against directors and officers mandatory on the part of Weatherford Switzerland to the fullest extent allowed by law. Under Weatherford Switzerland’s articles of association, a director or officer may not be indemnified if such person is found, in a final judgment or decree not subject to appeal, to have committed an intentional or grossly negligent breach of his or her statutory duties as a director or officer.

Swiss law permits Weatherford Switzerland, or each director or officer individually, to purchase and maintain insurance on behalf of such directors and officers. Weatherford Switzerland has purchased such insurance from one or more third party insurers or captive insurance companies. Weatherford Switzerland has also entered into indemnification agreements with certain of its directors and executive officers that provide for indemnification and expense advancement and include related provisions meant to facilitate the indemnitee’s receipt of such benefits. The agreements provide that Weatherford Switzerland will indemnify each such director and executive officer, except in case of gross negligence, willful intent, fraud or dishonesty. The agreements provide that expense advancement is provided subject to an undertaking by the indemnitee to repay amounts advanced if it is ultimately determined that he is not entitled to indemnification. The disinterested members of the board of directors of Weatherford Switzerland or an independent counsel or a majority of shareholders will determine whether indemnification payment should be made in any particular instance. In making such determination, the board or the independent counsel, as the case may be, must presume that the indemnitee is entitled to such indemnification, and Weatherford Switzerland has the burden of proof in seeking to overcome such presumption. If the board or the independent counsel determines that the director or executive officer is not entitled to indemnification, the agreements provide that such person is entitled to seek an award in arbitration or before the competent court with respect to his right to indemnification under his agreement.

Item 16.	Exhibits.

Exhibit
Number		Description

1	.1**	Form of Underwriting Agreement.
4.1		Memorandum of Association of Weatherford International Ltd., a Bermuda exempted company (incorporated by reference to Annex II to the proxy statement/prospectus included in Amendment No. 1 to the Registration Statement on Form S-4 of Weatherford International Ltd., a Bermuda exempted company (Registration No. 333-85644), filed May 22, 2002).
4.2		Memorandum of Increase of Share Capital of Weatherford International Ltd., a Bermuda exempted company (incorporated by reference to Annex II to the proxy statement/prospectus included in Amendment No. 1 to the Registration Statement on Form S-4 of Weatherford International Ltd., a Bermuda exempted company (Registration No. 333-85644), filed May 22, 2002).
4	.3*	Bye-Laws of Weatherford International Ltd., a Bermuda exempted company.
4.4		Certificate of Assistant Secretary of Weatherford International Ltd., a Bermuda exempted company, as to the adoption of a resolution increasing authorized share capital (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Weatherford International Ltd., a Bermuda exempted company (File No. 1-31339), filed May 15, 2006).
4.5		Amended and Restated Certificate of Incorporation of Weatherford International, Inc., a Delaware corporation (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q of Weatherford International, Inc. for the quarter ended June 30, 2002 (File No. 1-13086) filed August 14, 2002).
4.6		Amended and Restated By-laws of Weatherford International, Inc., a Delaware corporation (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q of Weatherford International, Inc. for the quarter ended June 30, 2002 (File No. 1-13086) filed August 14, 2002).
4.7		Articles of Association of Weatherford International Ltd., a Swiss joint-stock corporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of Weatherford International Ltd., a Swiss joint-stock corporation (File No. 1-34258), filed June 23, 2010).
4.8		Organizational Regulations of Weatherford International Ltd., a Swiss joint-stock corporation (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of Weatherford International Ltd., a Swiss joint-stock corporation (File No. 1-34258), filed February 26, 2009).

Exhibit
Number		Description

4.9		Indenture dated October 1, 2003, among Weatherford International Ltd., a Bermuda exempted company, Weatherford International, Inc. and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K of Weatherford International Ltd., a Bermuda exempted company (File No. 1-31339), filed October 2, 2003).
4.10		Third Supplemental Indenture, dated February 26, 2009, among Weatherford International Ltd., a Bermuda exempted company, Weatherford International, Inc., a Delaware corporation, Weatherford International Ltd., a Swiss joint-stock corporation, and Deutsche Bank Trust Company Americas, as trustee, to the Indenture dated as of October 1, 2003 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of Weatherford International Ltd., a Swiss joint-stock corporation (File No. 1-34258), filed February 26, 2009).
5	.1*	Opinion of Baker & McKenzie LLP.
5	.2*	Opinion of Baker & McKenzie Geneva.
5	.3*	Opinion of Conyers Dill & Pearman Limited.
12	.1*	Computation of Ratio of Earnings to Fixed Charges.
23	.1*	Consent of Baker & McKenzie LLP (included in its opinion filed as Exhibit 5.1 hereto).
23	.2*	Consent of Baker & McKenzie Geneva (included in its opinion filed as Exhibit 5.2 hereto).
23	.3*	Consent of Conyers Dill & Pearman Limited (included in its opinion filed as Exhibit 5.3 hereto).
23	.4*	Consent of Ernst & Young LLP.
24	.1*	Power of Attorney for officers and directors of Weatherford International Ltd., a Bermuda exempted company (included on the signature page to the Registration Statement).
24	.2*	Power of Attorney for officers and directors of Weatherford International, Inc. (included on the signature page to the Registration Statement).
24	.3*	Power of Attorney for officers and directors of Weatherford International Ltd., a Swiss joint-stock corporation (included on the signature page to the Registration Statement).
25	.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas.

*	Filed herewith.

**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the issuance of the securities.

Item 17.	Undertakings.

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by any registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Weatherford International Ltd.
(a Swiss joint-stock corporation)

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 16, 2010.

WEATHERFORD INTERNATIONAL LTD.

By:	/s/ Bernard J. Duroc-Danner
Bernard J. Duroc-Danner
President, Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bernard J. Duroc-Danner and Joseph C. Henry, and each of them (with full power to act alone), as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacity, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities indicated below on September 16, 2010.

Signature	Title

/s/ Bernard J. Duroc-Danner Bernard J. Duroc-Danner	President, Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)

/s/ Andrew P. Becnel Andrew P. Becnel	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Charles E. Geer, Jr. Charles E. Geer, Jr.	Vice President — Financial Reporting (Principal Accounting Officer)

/s/ Samuel W. Bodman, III Samuel W. Bodman, III	Director

Signature	Title

/s/ David J. Butters David J. Butters	Director

/s/ Nicholas F. Brady Nicholas F. Brady	Director

/s/ William E. Macaulay William E. Macaulay	Director

/s/ Robert B. Millard Robert B. Millard	Director

/s/ Robert K. Moses, Jr. Robert K. Moses, Jr.	Director

/s/ Guillermo Ortiz Guillermo Ortiz	Director

/s/ Emyr Jones Parry Emyr Jones Parry	Director

/s/ Robert A. Rayne Robert A. Rayne	Director

/s/ Joseph C. Henry Joseph C. Henry	Authorized U.S. Representative

Weatherford International Ltd.
(a Bermuda exempted company)

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 16, 2010.

WEATHERFORD INTERNATIONAL LTD.

By:	/s/ Bernard J. Duroc-Danner
Bernard J. Duroc-Danner
President, Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bernard J. Duroc-Danner and Joseph C. Henry, and each of them (with full power to act alone), as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacity, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities indicated below on September 16, 2010.

Signature	Title

/s/ Bernard J. Duroc-Danner Bernard J. Duroc-Danner	President, Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)

/s/ Andrew P. Becnel Andrew P. Becnel	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Charles E. Geer, Jr. Charles E. Geer, Jr.	Vice President (Principal Accounting Officer)

/s/ Joseph C. Henry Joseph C. Henry	Director, Vice President, Co-General Counsel, Assistant Secretary and Authorized U.S. Representative

Weatherford International, Inc.
(a Delaware corporation)

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 16, 2010.

WEATHERFORD INTERNATIONAL, INC.

By:	/s/ Bernard J. Duroc-Danner
Bernard J. Duroc-Danner
President (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bernard J. Duroc-Danner and Joseph C. Henry, and each of them (with full power to act alone), as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacity, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities indicated below on September 16, 2010.

Signature	Title

/s/ Bernard J. Duroc-Danner Bernard J. Duroc-Danner	President (Principal Executive Officer)

/s/ Andrew P. Becnel Andrew P. Becnel	Senior Vice President (Principal Financial Officer)

/s/ Charles E. Geer, Jr. Charles E. Geer, Jr.	Vice President (Principal Accounting Officer)

/s/ Joseph C. Henry Joseph C. Henry	Director, Vice President — Legal and Secretary

INDEX TO EXHIBITS

Exhibit
Number		Description

1	.1**	Form of Underwriting Agreement.
4.1		Memorandum of Association of Weatherford International Ltd., a Bermuda exempted company (incorporated by reference to Annex II to the proxy statement/prospectus included in Amendment No. 1 to the Registration Statement on Form S-4 of Weatherford International Ltd., a Bermuda exempted company (Registration No. 333-85644), filed May 22, 2002).
4.2		Memorandum of Increase of Share Capital of Weatherford International Ltd., a Bermuda exempted company (incorporated by reference to Annex II to the proxy statement/prospectus included in Amendment No. 1 to the Registration Statement on Form S-4 of Weatherford International Ltd., a Bermuda exempted company (Registration No. 333-85644), filed May 22, 2002).
4	.3*	Bye-Laws of Weatherford International Ltd., a Bermuda exempted company.
4.4		Certificate of Assistant Secretary of Weatherford International Ltd., a Bermuda exempted company, as to the adoption of a resolution increasing authorized share capital (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Weatherford International Ltd., a Bermuda exempted company (File No. 1-31339), filed May 15, 2006).
4.5		Amended and Restated Certificate of Incorporation of Weatherford International, Inc., a Delaware corporation (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q of Weatherford International, Inc. for the quarter ended June 30, 2002 (File No. 1-13086) filed August 14, 2002).
4.6		Amended and Restated By-laws of Weatherford International, Inc., a Delaware corporation (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q of Weatherford International, Inc. for the quarter ended June 30, 2002 (File No. 1-13086) filed August 14, 2002).
4.7		Articles of Association of Weatherford International Ltd., a Swiss joint-stock corporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of Weatherford International Ltd., a Swiss joint-stock corporation (File No. 1-34258), filed June 23, 2010).
4.8		Organizational Regulations of Weatherford International Ltd., a Swiss joint-stock corporation (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of Weatherford International Ltd., a Swiss joint-stock corporation (File No. 1-34258), filed February 26, 2009).
4.9		Indenture dated October 1, 2003, among Weatherford International Ltd., a Bermuda exempted company, Weatherford International, Inc. and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K of Weatherford International Ltd., a Bermuda exempted company (File No. 1-31339), filed October 2, 2003).
4.10		Third Supplemental Indenture, dated February 26, 2009, among Weatherford International Ltd., a Bermuda exempted company, Weatherford International, Inc., a Delaware corporation, Weatherford International Ltd., a Swiss joint-stock corporation, and Deutsche Bank Trust Company Americas, as trustee, to the Indenture dated as of October 1, 2003 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of Weatherford International Ltd., a Swiss joint-stock corporation (File No. 1-34258), filed February 26, 2009).
5	.1*	Opinion of Baker & McKenzie LLP.
5	.2*	Opinion of Baker & McKenzie Geneva.
5	.3*	Opinion of Conyers Dill & Pearman Limited.
12	.1*	Computation of Ratio of Earnings to Fixed Charges.
23	.1*	Consent of Baker & McKenzie LLP (included in its opinion filed as Exhibit 5.1 hereto).
23	.2*	Consent of Baker & McKenzie Geneva (included in its opinion filed as Exhibit 5.2 hereto).
23	.3*	Consent of Conyers Dill & Pearman Limited (included in its opinion filed as Exhibit 5.3 hereto).
23	.4*	Consent of Ernst & Young LLP.
24	.1*	Power of Attorney for officers and directors of Weatherford International Ltd., a Bermuda exempted company (included on the signature page to the Registration Statement).

Exhibit
Number		Description

24	.2*	Power of Attorney for officers and directors of Weatherford International, Inc. (included on the signature page to the Registration Statement).
24	.3*	Power of Attorney for officers and directors of Weatherford International Ltd., a Swiss joint-stock corporation (included on the signature page to the Registration Statement).
25	.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas.

*	Filed herewith.

**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the issuance of the securities.